Exhibit 99.1

BJ's Restaurants Opens in Peoria, Arizona

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced the opening of its newest restaurant in Peoria, Arizona, on July 14, 2008. The new BJ's Restaurant & Brewhouse is located at 9748 W. Northern Ave., on the northwest corner of Northern Avenue and Loop 101 in the new Park West open-air shopping, dining and entertainment center. Park West, developed by General Growth Properties, is approximately one mile northwest of the new Arizona Cardinals’ football stadium and the Phoenix Coyotes’ hockey stadium. The new BJ’s restaurant is approximately 9,000 square feet, contains seating for approximately 280 guests and features BJ’s extensive menu that includes BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ’s highly detailed, contemporary décor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

“Our new Peoria location, combined with our existing restaurants in the Desert Ridge, Chandler and Mesa trade areas of the Phoenix market, will further enhance our longer-term competitive positioning and infrastructure leverage in that important market,” commented Jerry Deitchle, Chairman and CEO. “Our Peoria restaurant represents our seventh opening to date during 2008 and the first of as many as four new BJ’s restaurants currently expected to open during the month of July. We currently remain on track to achieve our stated capacity goal for 2008 by opening as many as 15 new restaurants and thereby increasing our total restaurant operating weeks by 20% to 25% this year.”

BJ's Restaurants, Inc. currently owns and operates 74 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (40), Texas (11), Arizona (5), Colorado (3), Oregon (2), Nevada (2), Florida (4), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1) and Louisiana (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in 2008, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in 2008 and the timing and location of such openings. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 40 of our current 74 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer spending trends in general for casual dining occasions, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs, the effect of any resulting menu price increases on our sales, the availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives and (xxii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, 714-500-2400